Exhibit 99.1

Contact: Lucas Binder VP Corporate Development & Investor Relations 303-927-4951 lucas.binder@wowinc.com

WOW! REPORTS SECOND QUARTER 2019 RESULTS

ENGLEWOOD, Colo. (August 2,  2019) – WideOpenWest, Inc. (“WOW!” or the “Company”) (NYSE: WOW), a leading, fully integrated provider of residential and commercial high-speed data, video and telephony services to customers in the United States, today announced financial and operating results for the second quarter ended June  30, 2019.

Second Quarter 2019 Highlights (1)

•	Total Revenue of $289.7 million; Net Income of $9.4 million; Diluted Earnings Per Share of $0.12
•	Adjusted EBITDA of $108.9 million, representing an increase of 6.6% over the second quarter of 2018
•	Adjusted Diluted Earnings Per Share of $0.22
•	Adjusted EBITDA margin of 37.6% represents expansion of more than 250 basis points over the second quarter of 2018
•	Second quarter subscriber churn was the best subscriber churn for a second quarter in at least two years
•	Total HSD RGUs of 765,500, a 2.4% increase in total HSD RGUs compared to the prior-year period
•	Total Subscribers of 811,300, a 1.4% increase in total Subscribers compared to the prior-year period
•	WOW! Named as one of the best and brightest companies to work for by the National Association for Business Resources in Atlanta and Chicago
•	WOW! has been awarded the Cablefax Top Ops Independent Customer Service Award for outstanding achievement in customer service

"I'm proud that in the second quarter we continued to execute on our transformation plan while delivering EBITDA growth of 6.6% over the second quarter of 2018," said Teresa Elder, chief executive officer of WOW! "HSD RGUs are up 2.4% versus the second quarter of 2018 and stable versus the first quarter of 2019. Additionally, we continue to be recognized for our excellent customer service as evidenced by receiving the Cablefax Top Ops Independent Customer Service Award for outstanding achievement in customer service."

"Adjusted EBITDA for the second quarter totaled $108.9 million, representing 6.6% growth on a year-over-year basis," said Rich Fish, chief financial officer of WOW!  "As we previously indicated, we expect Transaction Adjusted EBITDA to grow period over period throughout the year and we reiterate our Transaction Adjusted EBITDA guidance for 2019."

(1)

Refer to “Non-GAAP Financial Measures and Operating Metrics,” “Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures,” and “Unaudited Transaction Adjusted Condensed Consolidated Financial and Subscriber Information” in this Press Release for definitions and information related to Adjusted EBITDA and Transaction Adjusted financial information, reconciliation of such non-GAAP measures to the closest comparable GAAP measures and why our management thinks it is beneficial to present such non-GAAP measures.

Revenue

For the quarter ended June  30,  2019, Total Revenue decreased 0.5% to $289.7 million compared to the quarter ended June  30, 2018,  which was driven primarily by a reduction in Video and Telephony RGUs,  partially offset by growth in HSD RGU’s, increases in ARPU and Business Services Subscription Revenue growth.

Total Subscription Revenue for the quarter ended June  30,  2019, was $266.4 million,  down  $3.4 million, or 1.3%, compared to the quarter ended June  30, 2018. Residential Subscription Revenue was $232.1 million, down $5.1 million, or 2.2%, compared to the quarter ended June  30, 2018. Business Services Subscription Revenue, totaled $34.3 million, up $1.7 million, or 5.2%, compared to the quarter ended June  30, 2018.

Other Business Services Revenue totaled $7.1 million for the quarter ended June  30,  2019,  up  $0.3 million compared to the quarter ended June  30, 2018.

Other Revenue totaled $16.2 million for the quarter ended June  30,  2019,  up  $1.5 million compared to the quarter ended June  30, 2018.

Costs and Expenses

Operating Expenses (excluding Depreciation and Amortization) totaled $144.4 million for the quarter ended June  30,  2019. Selling, General, and Administrative expenses were $47.6 million for the quarter ended June  30,  2019.

Net Income and Earnings per Share

Net Income for the quarter ended June  30,  2019,  was $9.4 million, compared to Net Income of $24.6 million for the quarter ended June  30, 2018.  Diluted Earnings Per Share for the quarter ended June  30,  2019, was $0.12, compared to Diluted Earnings Per Share of $0.30 for the quarter ended June  30, 2018. The year-over-year decrease in Net Income is attributable to greater interest expense and income tax expense. Adjusted Diluted Earnings Per Share for the quarter ended June  30,  2019, was $0.22.

Adjusted EBITDA

Adjusted EBITDA for the quarter ended June  30,  2019 was $108.9 million, an increase of $6.7 million, or 6.6%, compared to the three months ended June  30, 2018. Adjusted EBITDA margin was 37.6% for the three months ended June  30,  2019, an increase of over 250 basis points compared to the three months ended June  30, 2018.

Customers

WOW! reported Total Subscribers of 811,300 as of June  30,  2019, an increase of 11,200, or 1.4%, compared to June  30, 2018.  HSD RGUs totaled 765,500 as of June  30,  2019,  representing an increase of 17,700, or 2.4%, compared to June  30, 2018.

Edge-Outs

As of June  30, 2019, Edge-Out projects reached 152,600 homes passed as part of the Company’s Edge-Out growth efforts started in 2016.

The Edge-Out projects begun in 2016 (“2016 Edge-Out nodes”) include 14,000 Customers on such nodes, which represents 33.5% penetration. The Edge-Out projects begun in 2017 (“2017 Edge-Out nodes”) include 18,300 Customers on such nodes, which represents 27.5% penetration. The Edge-Out projects begun in 2018 now include 4,600 Customers on such nodes, which represents 15.3% penetration. The Edge-Out projects begun in 2019 (“2019 Edge-Out nodes”) now reach 14,300 Homes Passed.

Capital Expenditures

Capital Expenditures, on a reported basis, totaled $61.7 million for the quarter ended June  30,  2019. Transaction Adjusted Capital Expenditures totaled $56.0 million for the quarter ended June  30,  2019. Transaction Adjusted Strategic Capital Expenditures, defined as Edge-Out Capital Expenditures and Business Services Capital Expenditures dedicated to expansion of the Company’s network, were $11.7 million for the quarter ended June  30,  2019. Excluding Transaction Adjusted Strategic Capital Expenditures, Transaction Adjusted Capital Expenditures for the quarter ended June  30,  2019, totaled $44.3 million, which equates to 15.3% of Total Revenue for the quarter ended June  30,  2019.

Liquidity and Leverage

As of June  30,  2019, the total outstanding amount of long-term debt and finance lease obligations was $2.317 billion, and cash and cash equivalents were  $13.0 million. Total Net Leverage as of June  30, 2019, was 5.37X on a LTM Transaction Adjusted EBITDA basis, down from 5.48X at March 31, 2019,  and undrawn revolver capacity totaled  $229.5 million.

Guidance

With regard to the Company outlook for 2019, given the lower than expected HSD RGU additions through the first half of the year, we are adjusting full year guidance accordingly.

The Company expects full year 2019 HSD RGU growth of between 10,000 to 20,000 and Total Revenue to be between $1.145 billion and $1.155 billion.  The Company affirms existing Transaction Adjusted EBITDA, Transaction Adjusted Capital Expenditures, and positive Transaction Adjusted Free Cash Flow guidance for the full year 2019.

Conference Call

WOW! will host a conference call on Friday,  August 2, 2019, at 9:00 a.m. Eastern to discuss the operating and financial results contained in this press release. The conference call will be broadcast live on the Company’s investor relations website at ir.wowway.com. Those parties interested in participating via telephone can use the conference call information as follows:

Call Date:	Friday, August 2, 2019	Call Time:	9:00 a.m. Eastern
Dial In:	(877) 541-5069	International:	(443) 842-7607
Conf. ID:	3086877

A  recording of the conference call will be available approximately two hours after the completion of the call until September 2, 2019.  The dial-in number for this replay is (855) 859-2056.

The following unaudited condensed consolidated statements of operations summarizes information in the Company’s Form 10-Q for the periods indicated, as filed on August 2, 2019, with the United States Securities and Exchange Commission (“SEC”). For ease of use, references in this release to “WOW!” means WideOpenWest, Inc. and its subsidiaries:

WideOpenWest, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

($ in millions, except for per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2018(1)	2019	2018(1)	2019
Revenue
Residential subscription	$237.2	$232.1	$469.3	$463.6
Business services subscription	32.6	34.3	64.0	68.0
Total subscription	269.8	266.4	533.3	531.6
Other business services	6.8	7.1	14.0	14.2
Other	14.7	16.2	29.5	31.1
Total Revenue	$291.3	$289.7	$576.8	$576.9

Costs and expenses
Operating (excluding depreciation and amortization)	$157.3	$144.4	$315.2	$293.6
Selling, general and administrative	39.7	47.6	79.4	93.1
Depreciation and amortization	46.4	50.9	92.7	100.6
Impairment loss on intangibles and goodwill	—	—	216.3	—
Gain on sale of assets	—	(0.2)	—	(3.6)
	$243.4	$242.7	$703.6	$483.7

Income (loss) from operations	$47.9	$47.0	$(126.8)	$93.2
Other income (expense)
Interest expense	(32.7)	(36.0)	(61.8)	(71.6)
Other income, net	1.2	1.9	1.2	2.7
Income tax (expense) benefit	8.2	(3.5)	50.0	(6.7)
Net income (loss)	$24.6	$9.4	$(137.4)	$17.6

Basic and diluted earnings (loss) per common shares
Basic	$0.30	$0.12	$(1.65)	$0.22
Diluted	$0.30	$0.12	$(1.65)	$0.22
Weighted-average common shares outstanding
Basic	81,868,508	80,675,392	83,159,949	80,513,361
Diluted	82,652,715	80,910,676	83,159,949	80,903,032

(1)

As previously disclosed, the Company identified past errors in the accounting for deferred income tax liabilities and goodwill that resulted from a 2006 merger transaction when preparing the 2018 consolidated financial statements. In the Company’s 2018 Annual Report on Form 10-K (the “2018 Form 10-K”), the Company restated its historical consolidated financial statements to properly reflect the impact of the 2006 merger transaction, which resulted in adjustments to goodwill, deferred tax liabilities and stockholders’ deficit in the affected periods. The condensed consolidated financial statements for the three and six months ended June  30, 2018 have been similarly restated to reflect the correction of these errors and should be read in conjunction with notes 1 and 20 to the Company’s consolidated financial statements included in the 2018 Form 10-K.

About WOW!

WOW! is one of the nation's leading providers of high-speed internet, cable TV and phone serving communities in the U.S. Our vision is connecting people to their world through the WOW! experience: reliable, easy, and pleasantly surprising, every time. For more information, please visit www.wowway.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. Forward-looking statements are not guarantees of future performance and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms. The forward-looking statements included in this release are made as of the date hereof. We assume no obligation to publicly update any forward-looking statement, even if new information becomes available in the future or if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, many of which are beyond our control, including the wide range of competition we face in our business; competitors that are larger and possess more resources; dependence upon a business services strategy; conditions in the economy, including potentially uncertain economic conditions; our ability to secure new businesses as customers; demand for our bundled broadband communications services may be lower than we expect; our ability to respond to rapid technological change; increases in programming and retransmission costs; a decline in advertising revenues; the effects of regulatory changes in our business; our substantial level of indebtedness; certain covenants in our debt documents; programming exclusivity in favor of our competitors; inability to obtain necessary hardware, software and operational support; strain on business and resources from future acquisitions, or the inability to identify suitable acquisitions; the occurrence of natural disasters, including hurricanes, in one or more of our geographic markets; potential negative reactions to our recent restatement of certain previously-issued financial statements and other factors that are described from time to time in our filings with the SEC. All forward‑looking statements are expressly qualified in their entirety by these cautionary statements.

Non-GAAP Financial Measures and Operating Metrics

We have included certain non-GAAP financial measures in this release, including Adjusted EBITDA, Transaction Adjusted Capital Expenditures, Transaction Adjusted Capital Expenditures excluding Transaction Adjusted Strategic Capital Expenditures and Adjusted Diluted EPS. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

We believe that these non-GAAP measures enhance an investor’s understanding of our financial performance. We believe that these non-GAAP measures are useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business. We believe that these non-GAAP measures provide investors with useful information for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake Capital Expenditures. We use these non-GAAP measures for business planning purposes and in measuring our performance relative to that of our competitors. We believe these non-GAAP measures are measures commonly used by investors to evaluate our performance and that of our competitors.

Transaction Adjusted Capital Expenditures and Transaction Adjusted Capital Expenditures excluding Transaction Adjusted Strategic Capital Expenditures give effect to the reimbursement of Chicago fiber asset build, and exclude the effects associated with Hurricane Michael and is included herein because it is  a key metric used by management and our Board of Directors to assess our financial performance. The presentation of this metric is not made in accordance with GAAP and our use of this term herein varies from the use of similar terms by other companies in our industry due to different methods of calculation and therefore are not necessarily comparable. This non-GAAP measure should not be considered as an alternative to capital expenditures or any other performance measures derived in accordance with GAAP as measures of operating performance.

Adjusted EBITDA is included herein because it is a key metric used by management and our Board of Directors to assess our financial performance. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor's understanding of our financial performance.

Adjusted EBITDA is defined by WOW! as net income (loss) before net interest expense, income taxes, depreciation and amortization (including impairments), impairment losses on intangibles and goodwill, management fees to related party, the write-up or write-off of any asset, loss on early extinguishment of debt, integration and restructuring expenses and all non‑cash charges and expenses (including stock compensation expense) and certain other income and expenses. The presentation of Adjusted EBITDA is not made in accordance with GAAP and our use of the term Adjusted EBITDA may vary from others in our industry. Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income or any other performance measures derived in accordance with GAAP as measures of operating performance, operating cash flows or liquidity.

Adjusted EBITDA has important limitations as an analytical tool. For example, adjusted EBITDA:

•	excludes certain tax payments that may represent a reduction in cash available to us;
•	does not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;
•	does not reflect changes in, or cash requirements for, our working capital needs; and
•	does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt.

Adjusted Diluted Earnings Per Share (EPS) is included herein because it is a key metric used by management and our Board of Directors to assess our financial performance. Adjusted Diluted EPS is a non-GAAP financial measure that eliminates the effect of loss on early extinguishment of debt, gain (loss) on sale of assets, impairment losses on intangibles and goodwill, non-recurring professional fees, M&A integration and restructuring expense, non-cash stock compensation, and other (income) and expenses. We then add or subtract an estimated incremental income tax effect applicable to those items. We believe that this measurement is useful to investors as an additional way to analyze the underlying trends in our business consistently across the periods presented.

The presentation of Adjusted Diluted EPS is not made in accordance with GAAP and our use of the term Adjusted Diluted EPS herein varies from the use of similar terms by other companies in our industry due to different methods of calculation and is not necessarily comparable. Adjusted Diluted EPS should not be considered as an alternative to Diluted EPS or any other performance measures derived in accordance with GAAP as measures of operating performance.

See “Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures” and the accompanying tables below for a reconciliation of Adjusted EBITDA to our Net Income (Loss), which is the most directly comparable GAAP financial measure and a reconciliation of Adjusted Earnings Per Share to Diluted Earnings Per Share, which is the most directly comparable GAAP financial measure.

In addition, we use the following subscriber information in this release:

•

Homes Passed – We report homes passed as the number of serviceable addresses, such as single residence homes, apartments and condominium units, and businesses passed by our broadband network and listed in our database.

•

Subscribers – Because we deliver multiple services to our customers, we report Total Subscribers as the number of Subscribers who receive at least one of our HSD, Video or Telephony services, without regard to which or how many services they subscribe. We define each of the individual HSD Subscribers, Video Subscribers and Telephony Subscribers as a Revenue Generating Unit (“RGU”).

While we take appropriate steps to ensure subscriber information is presented on a consistent and accurate basis at any given balance sheet date, we periodically review our policies in light of the variability we may encounter across our different markets due to the nature and pricing of products and services and billing systems. Accordingly, we may from time to time make appropriate adjustments to our subscriber information based on such reviews.

Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures

The following table provides unaudited reconciliations of GAAP measures to non-GAAP measures used herein for the periods indicated:

WideOpenWest, Inc.

Reconciliation of GAAP Measures to Non-GAAP Measures (Unaudited)

($ in millions, except for per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2018(1)	2019	2018(1)	2019
Net income (loss)	$24.6	$9.4	$(137.4)	$17.6
Depreciation and amortization	46.4	50.9	92.7	100.6
Impairment loss on intangibles and goodwill	—	—	216.3	—
Gain on sale of assets	—	(0.2)	—	(3.6)
Interest expense	32.7	36.0	61.8	71.6
Non-recurring professional fees, M&A Integration and restructuring expense	3.3	8.4	7.4	16.9
Non-cash stock compensation	4.6	2.8	8.9	4.9
Other income, net	(1.2)	(1.9)	(1.2)	(2.7)
Income tax (benefit) expense	(8.2)	3.5	(50.0)	6.7
Adjusted EBITDA	$102.2	$108.9	$198.5	$212.0

(1)

As previously disclosed, the Company identified past errors in the accounting for deferred income tax liabilities and goodwill that resulted from a 2006 merger transaction when preparing the 2018 consolidated financial statements. In the 2018 Form 10-K, the Company restated its historical consolidated financial statements to properly reflect the impact of the 2006 merger transaction, which resulted in adjustments to goodwill, deferred tax liabilities and stockholders’ deficit in the affected periods. The condensed consolidated financial statements for the three and six months ended June  30, 2018 have been similarly restated to reflect the correction of these errors and should be read in conjunction with notes 1 and 20 to the Company’s consolidated financial statements included in the 2018 Form 10-K.

	Three months ended	Six months ended
	June 30, 2019	June 30, 2019
	(per share)
Diluted earnings per share	$0.12	$0.22
Gain on sale of assets	—	(0.04)
Non-recurring professional fees, M&A integration and restructuring expense	0.10	0.21
Non-cash stock compensation	0.03	0.06
Income tax applicable to adjustments, net(1)	(0.03)	(0.05)
Adjusted Diluted Earnings Per Share	$0.22	$0.40

(1)

The income tax impacts are determined using the applicable rates in the taxing jurisdictions in which expense or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure.

Unaudited Transaction Adjusted Condensed Consolidated Financial and Subscriber Information

The SEC requires that pro forma financial information be presented in a registrant’s periodic filings when events occur for which disclosure would be material to investors, including significant business combinations or the disposition of a significant portion of the business. The significance of an acquired or disposed business is determined based on the “significant subsidiary” tests specified in Regulation S-X, Article 11, Rule 1-02(w). Although the Company has made certain acquisitions and divestitures, such transactions do not meet the “significant subsidiary” tests and, accordingly, the Company’s historical financial information as filed with the SEC does not contain pro forma financial information relating to those transactions.

Nevertheless, we make certain adjustments in this release to the historical financial and subscriber information of the Company as filed with the SEC (“Transaction Adjusted”) because we believe such information would be meaningful to investors by showing how such transactions might have affected the Company’s historical financial statements. The unaudited Transaction Adjusted financial and subscriber information in this release has been prepared giving effect to the divestiture of a portion of our Chicago Fiber Network in December 2017,  and the impact of Hurricane Michael in October 2018, as if such transactions had been completed at the beginning of the respective periods presented. The unaudited Transaction Adjusted financial and subscriber information is for informational purposes only and does not purport to represent what our results of operations, financial or subscriber information would have been if such transactions had occurred at any date, nor does such information purport to project the results of operations for any future period.

The unaudited Transaction Adjusted condensed consolidated financial and subscriber information in this release was prepared based on our books and records for the respective periods presented for the portion of the Chicago Fiber Network that was divested, and the impact of Hurricane Michael in October 2018. Such historical unaudited financial and subscriber information has been adjusted to give a Transaction Adjusted effect to events that are directly attributable to such transactions, factually supportable and expected to have a continuing impact on the results. The unaudited Transaction Adjusted financial information herein does not reflect non-recurring charges that have been incurred in connection with the transaction including legal fees, broker fees and accounting fees.

The following table provides an unaudited reconciliation of our Capital Expenditures to Transaction Adjusted Capital Expenditures for the periods indicated:

WideOpenWest, Inc.

Transaction Adjusted Condensed Consolidated Financial Information (Unaudited)

($ in millions)

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2019	2018	2019
Capital Expenditures	$77.0	$61.7	$133.5	$127.7
Transaction Adjustments:
Capital Expenditures related to the Chicago fiber network	(6.4)	(5.7)	(12.3)	(9.5)
Hurricane Michael Impact	—	—	—	(2.3)
Transaction Adjusted Capital Expenditures	$70.6	$56.0	$121.2	$115.9

Transaction Adjusted Strategic Capital Expenditures, included in Total:	(14.6)	(11.7)	(26.6)	(26.8)
Transaction Adjusted Capital Expenditures, excluding Transaction Adjusted Strategic Capital Expenditures	$56.0	$44.3	$94.6	$89.1

The following table provides an unaudited summary of our subscriber information:

	June 30,	September 30,	December 31,	March 31,	June 30,
	2018	2018	2018	2019	2019
Homes Passed	3,149,200	3,160,400	3,176,500	3,192,500	3,199,500
Total Subscribers	800,100	805,300	807,900	812,500	811,300
HSD RGUs	747,800	755,100	759,600	765,900	765,500
Video RGUs	419,900	412,800	406,100	398,000	388,100
Telephony RGUs	214,000	209,300	204,400	201,900	198,100
Total RGUs	1,381,700	1,377,200	1,370,100	1,365,800	1,351,700